AGREEMENT OF AMENDMENT, made as of January 1, 1986, by and among the parties to the Restated Agreement of Limited Partnership of Glickenhaus & Co. made as of September 1, 1983 (the "Limited Partnership Agreement").

                                    Recitals

          The parties hereto wish to amend the Limited Part- nership Agreement to reflect the admission of Thomas J. Metallo and S. Curtiss Roach as general partners.

          IT IS AGREED:

          1. Article II of the Limited Partnership Agreement is hereby amended to read as follows:


                   "Article II. General Partners and Limited Partners.

                   SETH M. GLICKENHAUS, ALFRED FEINMAN, DEAN P. GESTAL, JAMES W. SYKES, STEVEN B. GREEN, DAVID F. MAISEL, CONNIE J. HOAK, STEVEN J. ROSENBERG, THOMAS J. METALLO and S. CURTISS ROACH shall be the general partners. SARAH B. GLICKENHAUS, NANCY BRODY
                   PIER and JAMES M. GLICKENHAUS shall be the limited partners".

          2. Paragraph (A) of Article VII of the Restated Partnership Agreement is hereby amended to read as follows:

          (A) the following amounts shall be paid as salary and shall be payable whether or not the partnership has net profits:

              1. SETH M. GLICKENHAUS                     per year;
              2. ALFRED FEINMAN                          per year;
              3. DEAN P. GESTAL                          per year;
              4. STEVEN B. GREEN                         per year;
              5. DAVID F. MAISEL                         per year;



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              6. CONNIE J. HOAK                          per year;
              7. THOMAS J. METALLO                       per year:
              8. S. CURTISS ROACH                        per year;


          3. The partners' percentages of net profits referred to in subparagraph (3) of paragraph (C) of Article VII shall be amended to read as follows:


                  SETH M. GLICKENHAUS                   %
                  SARAH B. GLICKENHAUS                  %
                  NANCY BRODY PIER                      %
                  JAMES GLICKENHAUS                     %
                  ALFRED FEINMAN                        %
                  DEAN P. GESTAL                        %
                  JAMES W. SYKES                        %
                  STEVEN B. GREEN                       %
                  DAVID F. MAISEL                       %
                  CONNIE J. MOAK                        %
                  THOMAS J. METALLO                     %
                  S. CURTISS ROACH                      %

          As herein modified, the Restated Partnership Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement of Amendment on February 12th, 1986.



                                          _____________________________________
                                          SETH M. GLICKENHAUS


                                          _____________________________________
                                          ALFRED FEINMAN


                                          _____________________________________
                                          DEAN P. GESTAL


                                          _____________________________________
                                          JAMES W. SYKES


                                          _____________________________________
                                          STEVEN B. GREEN


                                       -2-
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                                          _____________________________________
                                          DAVID F. MAISEL


                                          _____________________________________
                                          CONNIE J. MOAK


                                          _____________________________________
                                          THOMAS J. METALLO


                                          _____________________________________
                                          S. CURTISS ROACH


                                          _____________________________________
                                          SARAH B. GLICKENHAUS


                                          _____________________________________
                                          NANCY BRODY PIER


                                          _____________________________________
                                          JAMES M. GLICKENHAUS


                                          _____________________________________
                                          STEVEN J. ROSENBERG



                                       -3-
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